Artisan Partners Funds, Inc.

1940 Act File No. 811-8932

Report on Form N-SAR for the period ended September 30, 2012

Sub-Item 77I:          Terms of new or amended securities

Effective May 1, 2012, Artisan Small Cap Fund offered Institutional Shares to institutional and other investors. The new class was initially offered pursuant to a prospectus dated May 1, 2012 for the Institutional Shares of Artisan Small Cap Fund.  The amendment to the amended and restated articles of incorporation for Artisan Partners Funds, Inc. relating to the Institutional Shares of Artisan Small Cap Fund was filed as exhibit (a)(23) to post-effective amendment no. 57 to the registration statement of Artisan Partners Fund, Inc., Securities Act file number 33-88316, filed on March 1, 2012.

Effective July 9, 2012, Artisan Global Value Fund offered Institutional Shares to institutional and other investors. The new class was initially offered pursuant to a prospectus dated July 9, 2012 for the Institutional Shares of Artisan Global Value Fund.  The amendment to the amended and restated articles of incorporation for Artisan Partners Funds, Inc. relating to the Institutional Shares of Artisan Global Value Fund was filed as exhibit (a)(24) to post-effective amendment no. 61 to the registration statement of Artisan Partners Fund, Inc., Securities Act file number 33-88316, filed on July 6, 2012.